Exhibit 99.1

NEWS RELEASE

CONTACT:
Bob Aronson
Vice President, Investor Relations
800-579-2302
(baronson@stagestores.com)

FOR IMMEDIATE RELEASE

STAGE STORES ANNOUNCES FOURTH QUARTER CONFERENCE CALL INFORMATION

HOUSTON, TX, March 9, 2005 - Stage Stores, Inc. (Nasdaq: STGS) announced today that it will hold its fourth quarter conference call at 8:30 a.m. Eastern Time on Thursday, March 10, 2005.

All interested parties can listen to a live webcast of the Company's fourth quarter conference call by logging on to the Company's web site at www.stagestoresinc.com and then clicking on Investor Relations, then Webcasts, then the webcast link.  A replay of the conference call will be available online until midnight on Friday, March 18, 2005.

Stage Stores, Inc. brings nationally recognized brand name apparel, accessories, cosmetics and footwear for the entire family to small and mid-size towns and communities through 528 stores located in 29 states.  The Company operates under the Bealls, Palais Royal and Stage names throughout the South Central states, and under the Peebles name throughout the Mid-Atlantic, Southeastern and Midwestern states.  For more information about Stage Stores, visit the Company's web site at www.stagestoresinc.com.

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